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Exhibit 23-a

Consent of Independent Auditors

        We consent to the incorporation by reference in Registration Statement File Nos. 33-40356, 33-52635, 33-58409, 333-25569, 333-80945, 333-32416, 333-56806, 333-83498, 33-52637, 333-83420, 33-58407, 333-61488, 333-61490, 333-83418, 333-37619, 333-66169, 333-80943, 333-88669, 333-94059, 333-37898, 333-40354, 333-42642, 333-47656, 333-56356, 333-56418, 333-32023, 333-94977 and 333-91972 of our reports dated December 2, 2002, with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and subsidiaries for the year ended October 31, 2002 included in this Form 10-K.

/s/ Ernst & Young LLP

Minneapolis, Minnesota,
January 9, 2003

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  Exhibit 23-a
Consent of Independent Auditors